Calculation of Filing Fee Tables
S-8
Marex Group Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, nominal value $0.001551 per share, reserved for issuance pursuant to awards under the Marex Group Limited Global Omnibus Plan	Other	4,008,100	$ 70.90	$ 284,174,290.00	0.0001381	$ 39,244.47
2	Equity	Ordinary Shares, nominal value $0.001551 per share, reserved for issuance pursuant to awards under the Marex Group Limited Employee Share Purchase Plan (the "ESPP")	Other	1,451,593	$ 70.90	$ 102,917,943.70	0.0001381	$ 14,212.97
Total Offering Amounts:						$ 387,092,233.70		$ 53,457.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 53,457.44
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) The Marex Group Limited Global Omnibus Plan was adopted by Marex Group Limited (the "Registrant") in connection with its holding company reorganization and the Registrant assumed thereunder the awards which were outstanding under the Marex Group plc Global Omnibus Plan. Represents (i) 361,226 ordinary shares made available on January 1, 2025 and (ii) 3,646,874 ordinary shares made available on January 1, 2026, pursuant to the terms of the Marex Group plc Global Omnibus Plan. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's ordinary shares as reported on The Nasdaq Global Market on August 14, 2026.

[2]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (3) The Marex Group Limited Employee Share Purchase Plan was adopted by the Registrant in connection with its holding company reorganization. Represents (i) 722,218 ordinary shares made available on January 1, 2025 and (ii) 729,375 ordinary shares made available on January 1, 2026, pursuant to the terms of the Marex Group plc Employee Share Purchase Plan. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's ordinary shares as reported on The Nasdaq Global Market on August 14, 2026. (5) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources